Exhibit 10.5
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

AMENDMENT SIX

TO PRODUCT PURCHASE AGREEMENT NO. PR002542-060507

This Amendment Six to the Product Purchase Agreement No. PR002542-060507 ("PPA") dated September 10, 2007, (the "Amendment Six") dated March 31, 2009, (the "Amendment Six Effective Date") is between DOT HILL SYSTEMS CORP. ("DOT HILL"), a Delaware corporation, with offices at 2200 Faraday Avenue, Suite 100, Carlsbad, CA 92008, and Hewlett-Packard Company ("HP"), a Delaware corporation, with offices at 3000 Hanover Street, Palo Alto, California 94304. DOT HILL and HP may be referred to individually as a "Party" and collectively as "Parties."

WHEREAS, DOT HILL and HP have entered into the PPA including all exhibits and amendments thereto, (collectively, the "Agreement"), whereby DOT HILL authorized HP to distribute and promote certain products and services pursuant to the terms and conditions contained therein;

WHEREAS, DOT HILL and HP each desires to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

TERMS

1.	§22.16 The following paragraph shall be added as a new Section 22.16 to the Agreement:

"§22.16. AMD Chip […***…]. Around March 2008, Supplier […***…]. Supplier agrees that HP's liability for any excess inventory of the […***…] as they relate to the […***…] shall be limited to HP's forecasted amount of Product that use the […***…] for the next […***…] as of the then-current date and as per the then-current forecast. HP shall have no additional liability with respect to the […***…] as they relate to the […***…]. Notwithstanding the foregoing, Supplier shall have mitigation obligations, as set forth in the Agreement, with respect to the […***…] liability.

2.	Exhibit (B) (Product Description and Specifications) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (B) Exhibit (B-6) attached hereto.

3.	Exhibit (E) (Pricing) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (E) Exhibit (E-6) attached hereto.

4.	Exhibit (I) (Manufacturing Rights) attached to the Agreement is hereby replaced in its entirety with Exhibit (I) attached hereto.

*** Confidential Treatment Requested

Exhibit 10.5

5.	Exhibit (K-1) (Technical Support and Maintenance Requirements) attached to the Agreement is hereby replaced in its entirety with Exhibit (K-1B) attached hereto.

6.	Exhibit (M) (Flexibility Agreement) attached to the Agreement is hereby replaced in its entirety with Exhibit (M) attached hereto.

7.	Exhibit (N) (Quality and Compensation Exhibit) attached to the Agreement is hereby replaced in its entirety with Exhibit (N) attached hereto.

8.	Exhibit (U) (Training) attached hereto is hereby included in its entirety in the Agreement.

9.	Exhibit (X) (EMR) attached hereto is hereby included in its entirety in the Agreement.

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Six to be executed by their duly authorized representatives on the dates indicated below.

	DOT HILL SYSTEMS CORP.		HEWLETT-PACKARD COMPANY
By:	/s/ Dana W. Kammersgard	By:	/s/ Richard Gentilini
Name:	Dana W. Kammersgard	Name:	Richard Gentilini
Title:	CEO	Title:	Director, SWD Global Procurement
Date:	4-02-09	Date:	6-10-09

Exhibit 10.5

EXHIBIT (B-6)

ADDITIONAL PRODUCT DESCRIPTION AND SPECIFICATIONS

The following statements of work ("SOWs") have been signed and finalized, and contain applicable Product descriptions and specifications. These SOWs are made a part hereof by reference.

1)	[…***…].

2)	[…***…].

3)	[…***…].

4)	[…***…].

The parties agree to further amend this Exhibit for existing and/or follow on products as needed and as mutually agreed upon. As Statements of Work are finalized, they will be added to this Exhibit.

Detailed listings of Products with Product Numbers are set forth in the various pricing tables which have been attached to this Agreement as exhibits.

This Exhibit in no way alters or nullifies Amendment Three to the Product Purchase Agreement, effective August 25, 2008, which remains in full force and effect. The failure to list a SOW on this Exhibit, or anywhere else in the Agreement, does not in any way change the fact that all purchases by HP and its Eligible Purchasers from Supplier shall be governed by the terms of this Agreement, whether or not set forth in an Exhibit to this Agreement.

*** Confidential Treatment Requested

Exhibit 10.5

EXHIBIT (E-6)

[…***…] PRICING AND […***…] PRICING

[…***…]

HP PN	Description	CY Q1 '09	CY Q2 '09	CY Q3 '09	CY Q4 '09
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]

HP PN	Description	CY Q1 '09	CY Q2 '09	CY Q3 '09	CY Q4 '09
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

*** Confidential Treatment Requested

Exhibit 10.5

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]:
[…***…]

[…***…]

*** Confidential Treatment Requested

Exhibit 10.5

EXHIBIT (I)

DISCONTINUANCE OF PRODUCT AND MANUFACTURING RIGHTS

1.	Discontinuance of Product.

1.1
Lifetime Buy Rights.    Unless otherwise agreed, Supplier may discontinue the manufacture or supply of any Product no earlier than […***…] after date of first Delivery to HP of the Product. If thereafter Supplier determines to discontinue the manufacture or supply of the Product (a "Discontinued Product"), Supplier will give written notice to HP no less than […***…] in advance of the last date the Discontinued Product can be ordered (the "Notice Period"). During the Notice Period, HP may (1) purchase from Supplier a […***…] quantity of the Discontinued Product under the terms of this Exhibit I, and (2) manufacture and/or Support the Discontinued Product under the manufacturing rights granted in Section 1.3 of this Exhibit I.

1.2
Survival of Lifetime Buy Rights. Supplier's obligations to provide lifetime buy rights as set forth in Section 1.1 […***…] will continue and survive expiration or any termination of the Agreement for […***…] after expiration or any termination of this Agreement, except for instances where HP terminates for convenience in which case they will not survive. To be clear, the non-survival of the rights described here shall not affect any other rights that do survive termination of this Agreement even if based on HP's convenience such as, but not limited to, Supplier's obligation to provide Support and Spares after termination as described in Section 11.3 and Exhibit K. Notwithstanding any expiration or termination of this Agreement, Supplier may, at its discretion, provide lifetime buy rights as set forth in Section 1.1 for more than […***…] following any such expiration or termination.

1.3
HP's Right to Manufacture. Subject to Section 1.1 of this Exhibit I, Supplier grants to HP alone (and not to Eligible Purchasers), under Supplier's Intellectual Property Rights and Technical Information, a perpetual and irrevocable (but irrevocable only as to sublicenses granted to end-users to use Product hereunder), nonexclusive, worldwide, royalty-free license to use, modify (excepting modifications for the addition of significant new functionality), reproduce, import, manufacture, distribute, offer for sale and sell Discontinued Product, all with right to sublicense to end users the right to use Product, without payments to Supplier of any royalties or other charges, provided that the terms and conditions of Section 12.3(b)(i) through (v) are met.

1.3.1	Supplier will furnish to HP all Technical Information relating to the Product within […***…] after HP has notified Supplier of HP's exercise of its rights under this Exhibit.

*** Confidential Treatment Requested

Exhibit 10.5

Supplier will furnish to HP within […***…] after HP's written request, the names and addresses of Supplier's sources for Parts not manufactured by Supplier, including the appropriate part numbers for commercially available equivalents of electronic Parts. Supplier will use reasonable efforts to enable HP to purchase all such Parts directly from Supplier's vendors.

1.3.2
Supplier will furnish to HP without charge all Parts catalogues, schematics, design specifications, blueprints, material lists, engineering change orders, and other servicing documentation deemed necessary by HP to service and support the Product.

1.3.3
Supplier will assign to HP any license rights it may have with third parties for Software Documentation or any intellectual property used in the manufacture of the Product, to the extent that Supplier has a legal right to do so.

1.4
Supplier acknowledges that its obligations under Exhibit K, to provide Spares and associated services to repair in and out of warranty Spares, are not changed by this Exhibit I and that Supplier will continue to provide such Spares and services for Products sold to HP by Supplier (but not for Products that HP makes or has made for it under HP's right to manufacture) at pricing and for the Term of Availability agreed in Exhibit K.

*** Confidential Treatment Requested

Exhibit 10.5

EXHIBIT (K1-6)

TECHNICAL SUPPORT AND MAINTENANCE REQUIREMENTS

1	DEFINITIONS

In addition to the definitions set forth in the Agreement to which this exhibit is appended, the words below shall have the following meaning ascribed to them for the purposes of this Exhibit. In the event there is a conflict of terms or definitions between the Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit.

1.1
"Action Plan" means a plan, developed by Hewlett-Packard with Supplier's input, that identifies the HP Customer, contains a problem statement, a clear description of the Problem, describes the impact of the Problem to the HP Customer, and clearly defines the goals, actions, time frames and responsible individuals to deliver a Problem Resolution.

1.2	"Current Version" means that version of the Software which is currently qualified by HP and in production and generally available to Customers. Examples: […***…].

1.3	"HP Customer" means the entity to which Hewlett-Packard is obligated to provide Services for Product(s) under Service Agreement(s).

1.4
"Level 1 Support" means the initial response provided to an HP Customer-initiated request for support. Level 1 Support includes, but may not be limited to the verification and validation that the HP Customer is entitled to receive Services, the logging of suspected Problems with the Software or Hardware reported by the HP Customer, recording the details of the Problem in a problem-management database, dispatching the request for support as specified herein, and managing the HP Customer call to an acceptable closure. Elevate to Level 2 as appropriate.

1.5
"Level 2 Support" means the services provided in response to an HP Customer's notification of a suspected Problem in the Software or Hardware. These services include, but may not be limited to, answering Software installation, configuration and usage questions, problem isolation and identification, determination of whether a solution is contained in Software Information, and a review of a symptoms-solutions database for known Problem Resolutions. Elevate to Level 3 as appropriate.

1.6
"Level 3 Support" means the services provided to an HP Customer to perform an in-depth analysis of the suspected Problem, attempt to recreate the Problem and to provide an acceptable Problem Resolution. Elevate to Supplier as needed for assistance.

1.7
"Level 4 Support" means the services provided by Supplier to resolve Problems in the Software or Hardware that are determined to be, or are probable to be, the result of a design or manufacturing defect of the Product that cannot be resolved by Hewlett-Packard, and which may require product design engineering knowledge or expertise to isolate and effect a Problem Resolution. If a problem in the solution is determined to be, after appropriate investigation, the result of another product (but not including the disk drives of the Product), as opposed to a defect in the Product itself, Supplier shall provide Support, but in exchange for a mutually agreeable support fee on a time and materials basis.

1.8	"Media" means material that is electronically encoded with the Software(s) binary data, Documentation and/or technical product information.

1.9	"Prior Version" means that HP qualified release of the Software that is one version (major or minor) removed from the Current Version. Examples: […***…].

*** Confidential Treatment Requested

Exhibit 10.5

1.10	"Problem" means a demonstrable instance of adverse and incorrect operation of Software or Hardware that causes an impact to the HP Customer's ability to conduct business.

1.11	"Problem Resolution" means, when used in the context of resolving a reported Problem, the following:

1.11.1	the reported Problem is corrected by replacing the malfunctioning Software or Hardware; or

1.11.2
a solution has been generated in the form of a tested "patch" or a formal Engineering Change Order (ECO) or Field Change Order (FCO) or a new image or a new revision that corrects the Problem without causing additional problems, the solution was delivered to the HP Customer, was successfully installed, the solution is working, and the call closed; or

1.11.3
a Problem and its cause has been identified; however, a correction was not generated because Hewlett-Packard and Supplier have agreed that a preliminary analysis of the correction indicates that a correction may cause unknown and/or serious regressions or subsequent problems due to constraints in the design and/or implementation of the affected Software or Hardware; or

1.11.4	Hewlett-Packard and Supplier agree that the Software and Hardware conforms to design specifications and need not be changed; or

1.11.5
the Software and Hardware conform to design specifications and Supplier and Hewlett-Packard jointly agree that the Problem report will be treated as a request for new features, functionality or enhancements and will be considered for future implementation; or

1.11.6	the Software and Hardware conforms to design specifications and will not be changed, but the Problem exists in the Documentation and the appropriate Documentation will be clarified; or

1.11.7	the Problem has only occurred once and Hewlett-Packard agrees that adequate time and effort has been expended and that the Problem could not be reproduced; or

1.11.8	a workaround is delivered to and accepted by the HP Customer as a final solution and the call closed; or

1.11.9
Hewlett-Packard and Supplier agree that Supplier will correct the Problem in a future release of the Software and/or Hardware when Hewlett-Packard and Supplier have determined that the Problem cannot be economically or feasibly resolved and requires a redesign of the product or rewrite of the segment of code or image and the HP Customer has been notified of this action; or

1.11.10	Hewlett-Packard and Supplier jointly concur that further effort is not warranted, or

1.11.11	Hewlett-Packard and Supplier agree that the Software and/or Hardware does not cause the Problem.

1.12
"Software Information" means, but may not be limited to, descriptions of problems, symptoms/solutions, bugs/fixes, software patches, Product Documentation, technical tips, FAQ lists, software support tools, hardware patches, time critical Software information, top/hot issues list, how-to articles, schematics, illustrated parts breakdowns, recommended spares lists, service reference sheets, installation manuals/procedures, release notes, Software specifications, system maintenance manuals, service guides, publications, and technical newsletters.

1.13	"Supplier" shall include, when applicable, third party service providers of Supplier that are contractually required to provide service on behalf of Supplier.

Exhibit 10.5

1.14	"Regions" means the three (3) groupings of countries where Hewlett-Packard does business (Americas, EMEA - Europe/Mid East/Africa, and AP/J - Asia Pacific/Japan).

1.15	"Revision" means any correction, modification, maintenance release, patch, bug fix, update, Upgrades, enhancement or new Version of the Software or Hardware.

1.16	"HP Services" means all services as provided by Hewlett-Packard Technology Services to its Customers under an HP Service Agreement related to the Products.

1.17	"HP Service Agreement(s)" means agreements between Hewlett-Packard and Customers for telephone support, rights to new Versions, and Update Services.

1.18
"Service Implementation Plan (SIP)" means a document developed by Hewlett-Packard with input from the Supplier that documents the operational details of this Agreement. The SIP shall include, but not be limited to: processes, procedures and tools used for engagement between the parties in support of the Product and/or Software, roles and responsibilities of all personnel involved with such support, training requirements and plans, and the metrics used to measure performance of the plan.

1.19
"Survival Period" means a time period not to exceed […***…] following expiration or termination of the Agreement. Such Survival Period will allow Hewlett-Packard to honor its existing support obligations to its Customers under HP Service Agreements and to carry out its retirement process for Services.

1.20	"Update" means any new Version of the Software or Hardware.

1.21	"Version" means that software release identification scheme generally in the form of X.YY where X represents a major release or base level version, and YY represents a minor release level.

2	Severity Definitions and Response Requirements

Service requests to Supplier made by Hewlett-Packard will be handled in accordance with the following procedures and as may otherwise be specified in the Agreement. Hewlett-Packard will provide […***…] and Supplier shall provide
[…***…].
Table 1 to this Exhibit summarizes the response requirements for the severity levels as defined below. Supplier shall use all reasonable technically feasible means to diagnose and provide Problem Resolution for all Problems reported by Hewlett-Packard to […***…] support.
When Hewlett-Packard requires backup support from Supplier, Hewlett-Packard will contact Supplier's service delivery organization that will accept responsibility for handling the call according to the severity levels described below. Hewlett-Packard will have responsibility for assigning a Severity Level to the call and determining the Severity Level acceptable to the HP Customer. For the purposes of this exhibit, "receipt" of a call by Supplier will be considered to have occurred when Hewlett-Packard has made contact with Supplier's support organization or representative thereof. Supplier's acknowledgement of receipt of a call will occur when Supplier opens a case and assigns it a case number in Supplier's SANSolve database.

2.1	Severity 1 Definition

A Severity 1 problem is a catastrophic problem that may severely impact the HP Customer's ability to conduct business. This may mean that the HP Customer's systems and/or Software are down or not functioning and no procedural workaround exists.

1.1.1	Response Requirements

Supplier's support organization will respond directly to the Hewlett-Packard service delivery organization within […***…] following receipt of the call from the Hewlett-Packard service delivery organization. Hewlett-Packard and Supplier will develop an Action Plan within […***…] following receipt of the call.

*** Confidential Treatment Requested

Exhibit 10.5

1.1.2	Implementation

When working a "Severity 1" problem, the objective is to get the customer back on line by whatever means within […***…] and to downgrade the problem severity accordingly. Efforts to isolate, diagnose, and deliver a work-around or repair to a "Severity 1" problem shall be continuous (i.e., round-the-clock). Continuous phone contact and progress updates are also expected. These progress updates should be according to the Action Plan or not less than once every […***…] until the problem severity is reduced. When the severity level has been changed to "Severity 2" or "Severity 3," the appropriate guidelines should be followed. Resources must be available on a […***…] to respond to Severity 1 cases.

2.2	Severity 2 Definition

A Severity 2 problem is a high-impact problem in which the customer's operation is disrupted but there is capacity to remain productive and maintain necessary business-level operations. The problem may require a fix be installed on the customer's system prior to the next planned commercial release of the Software.

2.2.1	Response Requirements
Supplier's support organization will respond to the Hewlett-Packard service delivery organization within […***…] following receipt of the call from the Hewlett Packard service delivery organization […***…] otherwise on the […***…].

2.2.2	Implementation
Efforts to isolate, diagnose, and deliver a work-around or repair to a "Severity 2" problem shall be continuous during […***…]. Specific implementation should be agreed between Hewlett-Packard and Supplier on a case-by-case basis and documented in an Action Plan within […***…] of receipt of the call by Supplier. The frequency that Supplier shall provide status updates shall be […***…] or as mutually agreed. Resources may need to be available after hours and/or weekends depending on the Action Plan. The objective is to have a solution and/or fix to the customer within an average of […***…].

2.3	Severity 3 Definition

A Severity 3 problem is a medium-to-low impact problem that involves partial loss of non critical functionality. The Problem impairs some operations but allows the customer to continue to function. This may be a minor issue with limited loss or no loss of functionality or impact to the customer's operation. This includes documentation errors.

2.3.1	Response Requirements

Supplier's support organization will respond to the Hewlett-Packard service delivery organization within […***…].

2.3.2	Implementation

When working a "Severity 3" problem, the objective is to get the customer a fix to the problem within
[…***…] or a statement describing the disposition of the problem. Action should be appropriate to the nature of the escalation. Efforts to isolate and resolve the Problem shall be as agreed to in the Action Plan or a minimum of […***…], continuous effort.

*** Confidential Treatment Requested

Exhibit 10.5

2.4	Severity Level 4 Definition

"Severity 4" will be assigned to general usage questions, recommendations for future product enhancements or modifications and to calls that are passed to Supplier for information purposes. There is no impact on the quality, performance or functionality of the Software or Hardware.

2.4.1	Response Requirements

Supplier's support organization will respond in a manner appropriate to the nature of the escalated call.

2.4.2	Implementation

If Hewlett-Packard's sole reason for escalating a "Severity 4" call is to submit a draft symptom/solution article for consideration by Supplier, Supplier will respond to the submission and, if appropriate, will provide a reviewed and edited copy of the submission and a recommendation for its disposition.

Exhibit 10.5

Table 1

Hewlett-Packard/Supplier Response Requirements

Severity Level	Supplier Response Requirements	Joint Action Plan	Status Updates	Interim Fix Target*	Resolution Target*	Level of Effort
1	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
2	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
3	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
4	[…***…]			[…***…]	[…***…]	[…***…]
*- […***…].

3	Additional Support

3.1	Contact Information.

Supplier will provide Supplier's point(s) of contact for Technical Support to HP as soon as practicable, but not more than […***…] following the signing of this Agreement.

3.2	Product Materials.

Supplier will provide materials, including documentation, illustrations, and engineering updates/changes for the HP Product, as mutually agreed upon by the parties. Supplier will provide these changes in a format mutually agreed upon by the parties.

*** Confidential Treatment Requested

Exhibit 10.5

3.3	Prompt Provision of Updates.

3.3.1
Subject to HP approval, Supplier will provide updates/replacements for Software/Hardware, Maintenance Code, Documentation and Support Tools if Supplier (i) implements updates/replacements for its own similar products or (ii) if required to resolve Software and Hardware defects and keep Products current and functioning.

3.3.2
General Support. Subject to HP approval, Supplier will provide (i) updates to Support Tools, (ii) new Support Tools, and (iii) access to technical bulletins, documentation, products fixes/enhancements and the like. HP will have global access to any online resources available to Supplier's own support organization.

3.4	Software Support.

Supplier will support the Current Version of Software, and also support the Prior Version of Software. In addition, Supplier will not deny assisting HP in the resolution of a problem by forcing HP to update any qualified Software released in the prior […***…], unless the specific problem has previously been identified as being fixed by a later version of HP qualified Software.

3.5	Training.

Supplier will provide ["train the trainer" training and training materials for Products and associated updates/replacements, as reasonably requested by HP and mutually agreed upon by the parties.

3.6	Failure Analysis.

Supplier will provide technical support for failure analysis as reasonably requested by HP.

3.7	HDD Support.

Supplier agrees to provide Level 4 support, as defined in this exhibit, for all hard disk drive (HDD) assemblies (including sleds and dongles) mutually approved for use in the enclosure products identified in exhibit B-6 but only in the following, limited manner: Supplier agrees to identify and resolve all quality and technical support issues related to the interoperability of the enclosure firmware and the qualified HDD assembly (including sleds and dongles) and HDD FW, including qualification and testing, as required, for those HDD assemblies that have been mutually approved for use. Supplier shall have no support responsibilities with respect to the HDDs or the proper integration of the HDDs with the Products other than as aforementioned. Additionally Supplier agrees to identify and communicate any HDD hardware or other functional problems to HP so that HP may work with suppliers to help resolve the issue.

*** Confidential Treatment Requested

Exhibit 10.5

EXHIBIT M

TO PRODUCT PURCHASE AGREEMENT NO. PR002542-060507
BETWEEN HP AND DOT HILL SYSTEMS CORP.
DATED SEPTEMBER 10 2007

ASSURANCE OF SUPPLY AND FLEXIBILITY AGREEMENT

I. Assurance of Supply Agreement. HP is committed to providing an uninterrupted supply of products and services to its customers. As a result, HP expects its suppliers, as specified in this Agreement, to provide an uninterrupted supply of products and services, free from defects and disruptions to HP. HP also expects its suppliers to be capable of delivering their products and services to the point and time of need, as specified by HP. Additionally, HP expects its suppliers to demonstrate continuous supply improvement, by identifying and implementing strategies that strengthen assurance of supply and reduce supply chain risk. Such strategies may include inbound, outbound and manufacturing lead-time reduction, industry standard sourcing, multi-sourcing, statistical inventory buffer analysis, formal stocking policies for similar components and finished goods, regional manufacturing, inventory stocking, and order management, postponement, and other manufacturing, inventory management, and logistics strategies that increase Supplier reliability, agility, flexibility, and responsiveness. Supplier shall comply with the following requirements:

1.
Supplier shall provide an assurance of supply (AoS) update for all key and critical components in the format as specified in Section 1e of this Exhibit M or as otherwise approved by HP ("Assurance of Supply Update").

a.	Assurance of Supply Updates will be delivered to the HP designated Procurement Manager as identified in Exhibit J of the Agreement..

b.	An Assurance of Supply Update will be provided:

i.	As part of any Supplier response to an HP Request for Quote ("RFQ") to the extent that the information is known at that early stage; and

ii.	At least […***…] prior to any pilot manufacturing of a Product; and

iii.	[…***…], or as otherwise agreed upon by HP.

c.
Upon receipt of the Assurance of Supply Update, Supplier and HP will designate a mutually agreed "risk rating" for each component. Supplier will identify opportunities and take appropriate actions to reduce the AoS risk rating for components. For any components that are mutually designated as high risk, Supplier will develop an AoS proposal for HP's review and approval within […***…]. Such AoS proposal is intended to improve assurance of supply for high risk components. If the Supplier proposal constitutes a Manufacturing Change, as defined in Section 2 of this Exhibit, such proposed changes will be subject to Section 2 and Section 3 of this Exhibit M.

d.	Supplier's assurance of supply performance will be assessed as part of HP's formal supplier performance review process and will be considered in future business award decisions.

e.	Assurance of Supply Update Form. See Attachment 1 to this Exhibit I.

f.
Supplier Risk Calendar. Supplier shall develop and keep current a calendar that identifies the dates impacted by all known Manufacturing Changes, as defined in Section 2 of this Exhibit, over a […***…] period ("Risk Calendar''). An

*** Confidential Treatment Requested

Exhibit 10.5

updated Risk Calendar will be provided by Supplier on […***…] basis or as otherwise agreed upon by HP.

g.
Assurance of Supply Meetings. Both parties will meet on […***…] basis to review and analyze: (a) HP forecast processes, methods, and accuracy, (b) Supplier inventory buffer performance, processes, and methods, (c) the AoS update form, (d) key AoS initiatives/projects of both parties, (e) key supply chain performance metrics and results of both parties, (f) Supplier employee turnover rates related to manufacturing, warehousing, and logistics operations, (g) the Supplier Risk Calendar, and (h) component purchase lead times.

2.
Supplier Proposed Manufacturing Changes. Except as set forth in this Exhibit M, If a change has the potential to impact the supply of a Product, Supplier shall not make, initiate, or incorporate in Product the change (each a "Manufacturing Change" and collectively, "Manufacturing Changes") as further described below:

a.	Changes to information systems or quality management systems that support procurement, manufacturing, logistics, warehouse management, materials management (e.g. MRP I ERP), and quality management;

b.	Geographical relocation of a Product's sub-assembly component manufacturing (A or B class components), test, upgrade, or repair processes;

c.	Changes in location of Supplier, Supplier's Contract Manufacturer's, and key third-party providers of support, maintenance, and provisioning of Spares;

d.
Other events that are likely to impact Supplier's ability to ship Product for more than […***…] including but not limited to, cycle counts of inventory, factory and warehouse shutdowns, changes in allocation of capacity to HP or Eligible Purchasers, or changes in lead times for any Product, Spare, sub assembly, or component.

3.
Notice of Proposed Manufacturing Change. Except in the case of an Urgent Manufacturing Change (as defined below), at least […***…] prior to the first proposed shipment of any Product involving a Manufacturing Change, Supplier shall notify HP in writing of any proposed Manufacturing Change and shall provide appropriate information as HP may reasonably request. With respect to the types of Manufacturing Changes described in sections 2b, 2c and 2d, above, Supplier shall not provide Product to HP or Eligible Purchasers involving a Manufacturing Change until HP has notified Supplier, in writing, that HP has completed its formal review and acceptance of such Manufacturing Change to the extent that the Manufacturing Change is the type that lends itself to review and acceptance. HP shall not unreasonably withhold, condition or delay its review or acceptance of any Manufacturing Change.

a.	With regard to any Product, Spare, or sub-assembly, if such Supplier proposed Manufacturing Change affects:

i.	Supplier cost or price;

ii.	Obsolescence;

iii.	Quality performance;

iv.	Lead times; or

v.	Shipment/delivery commitments,

then a Manufacturing Change Request (MCR) form shall be prepared by Supplier. A MCR form shall also be prepared by Supplier for any Manufacturing Changes involving a geographical relocation as defined in Section 2b or 2c, a Supplier or Sub-supplier transition as defined in Section 2c, a change in allocation of capacity to HP or Eligible Purchasers, and any shutdown in factory

*** Confidential Treatment Requested

Exhibit 10.5

or warehousing operations that leads to an inability to ship Product for more than […***…].

b.
Supplier's MCR form shall include the following elements, at a minimum: i) the reason(s) for Supplier proposed change, ii) detailed description of the proposed change, iii) identification of all impacted Products, Spares, sub-assemblies, parts, and components, iv) detailed description of any impact on cost, price, obsolescence, quality performance, lead times, shipment/delivery commitments, and business continuity strategies or plans v) an implementation timeline with key milestones, vi) appropriate inventory buffer plan(s), and vii) appropriate contingency plan(s).

c.
All Supplier MCR forms will be presented to HP for approval, prior to Supplier initiating the proposed Manufacturing Change in whole or in part. All agreed inventory buffers as required by the Agreement shall be available and positioned per the HP approved MCR, prior to Supplier initiating the proposed Manufacturing Change in whole or part. Any deviation from the HP approved MCR (including missed or delayed key milestones, schedule changes, scope changes, and impact changes), will require Supplier to submit a revised MCR form for HP reapproval.

d.
If HP does not approve the Supplier proposed Manufacturing Change, any related MCR, or any subsequent revision of an MCR, Supplier shall use best efforts to continue to provide the Product or Spare without the Manufacturing Change until Supplier and HP resolve any issues.

e.
If a mutually agreed resolution to the Supplier proposed Manufacturing Change, any related MCR, or any subsequent revision of an MCR is not achieved within a reasonable time (provided that HP delays or withholds its approval based on reasonable, good faith grounds) and prior to any impact on Supplier's performance to the Flexibility Agreement (Section II of Exhibit M) for the current Product or Spare, HP may, subject to Section 11.3] (Survival of Support Obligations), discontinue Supplier's supply of the current Product or Spare, including cancellation of all Accepted Orders and planned hub replenishments for such current Product or Spare without cost or liability. HP's entire liability will be limited to all Products and Spares for which HP has received and accepted delivery.

f.
If any HP approved Manufacturing Change(s) impacts Supplier strategies or plans for responding to or recovery from potential disasters that could disrupt operations or delay supply, Supplier shall update its business continuity plan within […***…] of implementing such Manufacturing Change(s).

4.
Urgent Manufacturing Changes. Supplier will provide HP with oral, followed by written notice, within […***…] of having knowledge of the need to implement any Manufacturing Change in less than […***…] in order to avoid or mitigate a potential: i) disruption in operations, ii) delay in supply of Products or Services, iii) impact to performance against the Flexibility Agreement (each an "Urgent Change") or, iv) impact to safety, quality or improvements with respect to manufacturing flow. Both parties agree that Urgent Changes require immediate action. In the case of an Urgent Change, Supplier will prepare and submit an MCR form, which meets the requirements described in this Exhibit, within […***…] following notice to HP. Within […***…] after receiving the MCR, HP will complete its review and provide its formal approval or rejection of such Urgent Change. HP shall not unreasonably withhold, delay or condition its approval to an Urgent Change.

5.	Damages for Non-Delivery
If Supplier fails to meet the confirmed delivery date for a quantity of Product related to an Order or a Hub Replenishment, which was not subsequently rescheduled or

*** Confidential Treatment Requested

Exhibit 10.5

reconfigured at the request of HP, and HP previously informed Supplier at least […***…] prior to requested delivery date that such delivery affects HP commitments for existing customer orders and that HP may be required to pay
[…***…] in the case of a delay, Supplier agrees to reimburse HP for […***…].

6.
Assurance of Supply Recognition. HP values suppliers that consistently demonstrate exceptional assurance of supply performance and a commitment to continuous AoS improvement. Suppliers who, in HP's opinion, diligently adhere to the AoS update processes described in Section 1 of this Exhibit and the Manufacturing Change processes described in Section 3 of this Exhibit, and meet or exceed the requirements in the Flexibility Agreement for the […***…], will be nominated for HP's annual Assurance of Supply Award.

II.    Flexibility Agreement. HP will provide a […***…] Forecast as defined in Article 1.6 of Exhibit D of the Agreement. If Supplier is unable to meet the forecast requirements, Supplier will respond to HP within […***…] after receipt of HP's Forecast with a supply plan committing the maximum supply available for the time periods defined in the Forecas.

Supplier is authorized to use this Forecast to purchase within industry standard lead time and Manufacturing Conversion Times, defined below, any materials required to support the Forecast, the upside flexibility or the HUB requirements described in this Exhibit M. Manufacturing Conversion Times includes the time necessary to ship components to Supplier's manufacturing facility and time required to convert the component into Product. Supplier will provide a list of long lead time components requiring special order management in order to meet HP's Forecast, HUB and flexibility requirements. In the event of cancellation of any Accepted Order, obsolescence caused by HP directives, or termination of this Agreement for reasons other than Supplier's default, HP's liability will be limited as specified belo:

1.	Liability period. Maximum HP liability period will be […***…] based on HP's then current Forecast, HUB and upside flexibility requirements as defined in the table below in section 3.

2.	HP Liability. Within HP's liability period, HP's liability is limited to:

a.	Finished goods inventory positioned to support the HUB agreement and Forecast and Flexibility Table, below;

b.	Maximum […***…];

c.	Semi-finished goods in transit and goods at the configuration sites to […***…] levels;

d.
HP unique material purchased by Supplier within the lead time as disclosed by Supplier to HP or, if no such lead time has been set forth, the industry standard lead time for the material to support HP Forecast, flexibility and HUB requirements. Supplier will submit and maintain a list of HP unique materials per the AoS Update;

e.	Long lead time components, as identified in the AoS Update, or critical materials purchased with HP's prior written consent, if exceeding the above guidelines; and

g.	HP's share of materials that are not unique to the Product ("Common Materials") that can not be cancelled or consumed in other products within […***…]. If, after this […***…]

*** Confidential Treatment Requested

Exhibit 10.5

[…***…] period, Supplier identifies an opportunity to consume any portion of this material within the next […***…], Supplier will deduct this amount from HP's liability. HP's share is defined as HP's requirement in proportion to Supplier's overall production requirement. Products may become quasi-unique due to HP labeling requirements, including electronic "labels" and/or "FRU-IDs" applied to Field Replaceable Units. HP agrees to be liable for the cost of removing the labeling or FRU-IDs to render the components or Products non-unique.

Supplier will make every effort to mitigate HP's liability by finding alternate uses for the material or other methods of disposition that would serve to reduce HP's overall liability. HP will promptly reimburse Supplier for pre-approved expenses of mitigation efforts.

3.
Supplier Flexibility. Supplier shall develop and implement internal processes to provide HP maximum flexibility and shall use reasonable efforts to maintain supply as set forth in the table below. The table below sets forth operating guidelines and is not a table of liability. HP's maximum percentage increase is not cumulative.

Number of calendar days prior to scheduled demand dates	HP's maximum % increase (Upside flexibility). Percentage refers to % of forecast for time period	HP's maximum% decrease	Comments

[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

a.
Triggering Flexibility. With respect to the Flexibility Table, a request for upside flexibility shall be binding upon Supplier only once. For example, if an upside flexibility request is made on January 1 of a given year and is […***…] before expected shipment, Supplier shall only be required to provide the full forecast plus […***…]% of the forecast one time for the period that is, in this case, the […***…].

b.
Linearity of Forecasts. Notwithstanding anything herein to the contrary, the forecast assumes roughly linear delivery amounts throughout each forecasted time period and Supplier shall be expected to deliver at a certain point in each time period only that amount of Product that is equivalent to the linear extrapolation of the forecasted number. For example, if the […***…]% upside amount of Product forecasted for a period of time is […***…], Supplier will not be expected to deliver all […***…] within the […***…], but will be expected to deliver the rough equivalent of […***…] by the […***…], a cumulative amount of […***…] by the […***…], and so on.

c.
Limit on Upside Flexibility. Notwithstanding anything herein to the contrary, during any […***…] rolling period of time, Supplier will not be expected to deliver more than […***…] of the forecasted amounts for that […***…] rolling period.

4.	Supplier Managed Inventory.

*** Confidential Treatment Requested

Exhibit 10.5

a.
Supplier will maintain supplier managed inventory (SMI) at HP's regional HUB locations. Supplier will maintain […***…] of inventory, inclusive of in-transit inventory, in each of the following three regions to support HP customer orders: North America, the United Kingdom and Asia. The parties will mutually agree upon inventory levels in the HUB locations at the […***…] Supply Meetings, however, if the parties cannot mutually agree upon such levels, then the required inventory level will be determined by taking the quantity pulled from the HUB during the previous […***…] period plus the forecast demand for the following […***…] period divided by […***…] and times […***…].

b.
If within the flexibility guidelines above, HP depletes the HUB inventory, Supplier will replenish the HUB inventory within […***…]. If HP's requirement exceeds the flexibility guidelines, Supplier will respond with commercially reasonable efforts in terms of replenishment lead time and quantity. HP agrees that commercially reasonable efforts includes HP's paying for expedited shipping if HP pre-approves the charges.

c.
Routine costs, expenses and fees charged by HUB providers are included in the price of Products and HP shall not be charged additional amounts beyond the purchase price of the Products for such routine charges. HP shall be charged separately and in addition to the purchase price of the Products for non-routine HUB costs, expenses and fees including the following:

i)	The cost of performing upgrades or updates ("Upgrades") to the Product while in the HUB except in cases where the Upgrade is due to a Supplier design or manufacturing error;

ii)	The cost of shipping Product off-site or shipping shipping new modules to the HUB to allow for Upgrades.

When Supplier must pay for an Upgrade due to a Supplier design or manufacturing error, Supplier may choose, in its sole discretion, to have its own personnel perform the Upgrade at the HUB or off site, or pay for HP or for the HUB Provider to perform the Upgrade.

d.	Purchase Price Variance and […***…] Hub Pull

i)	HP will only support future PPV requests in exceptional circumstances, on a case by case basis with HP's prior approval.

ii)	HP will pull aged inventory beyond […***…] assuming inventories were positioned to HP's forecast or based on an agreed min/max level.

*** Confidential Treatment Requested

Exhibit 10.5

EXHIBIT (N)

QUALITY AND COMPENSATION

1.
Purpose of this Exhibit. Supplier's obligations under Section 7 (Warranties) ofthe Agreement to provide defect-free, conforming products to HP are primary and material obligations of Supplier, and are not in any way changed by this Exhibit N. The purpose of this Exhibit is to set forth HP requirements for compensation and additional corrective actions by Supplier in the event of failure of Product to conform to Section 7 (Warranties) as more fully described herein. The rights, remedies and obligations set forth in this Exhibit are in addition to, and are intended to supplement rights, remedies and obligations specified elsewhere in the Agreement and/or its Exhibits. Definitions for capitalized terms used in this Exhibit are to be found either where used in this Exhibit or in Section 6 of this Exhibit.

2.	Epidemic Failure. For a period of […***…] after Delivery, Supplier represents and warrants all Products against Epidemic Failure.

2.1	"Epidemic Failure" means, with respect to any statistically relevant quantity of Product, the occurrence of the same failure:

2.1.1	At a rate which exceeds […***…] per million items of Product within any […***…] time frame or single date code population of such items of Product;

2.1.2	At a rate which exceeds […***…] per cent ([…***…]%) of Product occurring within any […***…];

2.1.3
Due to a lack of compliance with a safety standard change under Section 4 of Exhibit F (Engineering Process or Design Changes) Product did not met applicable safety standards and requirements of Applicable Law at time of Delivery, or;

2.1.4	Due to lack of compliance with legislation regarding energy efficiency, material content, and design for end-of-life disposition.

2.2	Any failure of Product to conform to Section 7 (Warranties) constitutes an occurrence for purposes of calculating Epidemic Failure.

*** Confidential Treatment Requested

Exhibit 10.5

2.3
If HP determines that an Epidemic Failure may occur, HP may require Supplier to provide additional engineering and technical services and take other appropriate action at Supplier's expense to prevent any such occurrence and mitigate foreseeable consequences.

2.4
Epidemic Failure Process. In the event HP or Supplier determines that there has been an Epidemic Failure, notice shall immediately be provided to the other party to resolve such situation, which shall at a minimum include the remedies set forth in this Exhibit. Supplier will provide HP a preliminary root cause analysis and proposed corrective action plan. HP will make available such information and assistance as may reasonably be required for Supplier to conduct its root cause analysis and propose corrective action.

2.5
Epidemic Failure Remedies. After joint review of all root cause analyses and the applicable corrective action plan ([…***…]), HP may determine, in its sole discretion, that the Epidemic Failure necessitates any individual action, or combination of, the following actions:

2.5.1	[…***…];

2.5.2	[…***…];

2.5.3	[…***…]; and/or

2.5.4	[…***…].

2.6.
HP may return affected Product to Supplier for correction, or HP may repair, rework or replace affected Product in the field, including affected Product in its reseller inventory and installed base. Supplier will provide credit, reshipment of corrected affected Product and/or replacement as indicated by HP. Within […***…] days after completion of all recalls or retrofits, Supplier will reimburse […***…] HP's actual out-of pocket losses, liabilities, costs and expenses reasonably incurred in responding to the Epidemic Failure, including, but not limited to, costs of any improvement or switch-over program, expenses of third parties and notification costs and return costs, cost of field recall, freight, labor cost, and rework; provided that HP will use commercially reasonable efforts to mitigate to the maximum extent feasible.

3.
Field Failure Metrics, Targets and Limits. To ensure that HP quality requirements are met, Supplier agrees to take all reasonable steps to comply with the applicable Failure Rate Metrics, Targets and Limits set forth in Table 1. HP may reasonably revise the Targets and Limits set forth in Table 1 annually.

*** Confidential Treatment Requested

Exhibit 10.5

Table 1: Failure Rate Metric Targets & Limits

Metric	Target	Limit
[…***…]	[…***…]	[…***…]

3.1
No Failure Found: Supplier shall make reasonable efforts to assist HP in reducing NFF when rates exceed […***…]% with corrective action plan as set forth in section 5.1 thus increasing FTF, to include continuous improvements to diagnostics and service training materials, and instrumentation where appropriate to enable service automation.

4.
DOA Process: DOA. Using the RMA Process mutually agreed by the parties, HP may return to Supplier for credit any proven Dead on Arrival (DOA) units within the first […***…] after Delivery to HP. DOA units returned to Supplier from HP distribution centers will be returned via Supplier's specified carrier at Supplier's expense. A DOA is defined as one or more of the following issues: Wrong part in box, missing parts, physical damage incurred prior to Delivery, or non functional at installation. For units that suffer from one or more of these issues prior to […***…], but that are past the […***…] DOA period, Supplier will use commercially reasonable efforts, on a case by case basis, to have its contract manufacturer treat such units as DOA.

4.
Engineering and Technical Services. Supplier shall provide engineering and technical services on a continuous basis in order to maintain Failure rates within the agreed upon Field Failure Metric Limits.

*** Confidential Treatment Requested

Exhibit 10.5

5.	Corrective Action Plan and Compensation to HP.

5.1
Corrective Action Plan. Whenever the Field Failure Metric Targets or Limits are exceeded, Supplier will develop and take all actions necessary to implement a reasonable Corrective Action Plan as set forth in this Exhibit and as may be more fully detailed in the applicable commodity quality plan, if any.

5.2
Compensation. Supplier will pay HP reasonable compensation payments based on […***…] for each new Failure where the Metric Limit is exceeded in any […***…]. These payments are to compensate HP for call center costs, field labor costs, packaging costs, shipment costs and overall management costs incurred as a result of the Failure.

5.3
Single Form of Relief. Notwithstanding anything herein to the contrary, if a failure of Products constitutes both an Epidemic Failure described in section 2 and a breach of the rate described in Section 3, and if HP is granted relief pursuant to Section 2 due to an Epidemic Failure, HP will not also be entitled to relief for breach of the rate described in Section 3 including, but not limited to, Compensation Payments.

6.
Catastrophic Failure. HP reserves the right to implement a corrective action with Supplier in the event failure rates or specific failure occurrences indicate a potential Catastrophic Failure but have not yet met AFR or Epidemic Failure percentages. HP agrees to use reasonable efforts to mitigate the cost of the correction action.

7.
Unplanned Firmware Upgrades. In the event it is determined an unplanned firmware upgrade is needed to resolve an existing quality issue, and such upgrade is not part of the HP standard upgrade process, the Supplier shall bear the full costs of implementing such upgrade(s).

8.
HDD Sled Assembly (without HDD) and Dongle Boards. Supplier will warrant sled assemblies and dongle boards per the Terms of the Agreement and this Exhibit N. Upon request, Supplier will provide to HP manufacturing yield and quality data for the sled assemblies and dongle boards. Dot Hill may also be asked to provide failure analysis and technical support if required to support an HP factory or field quality issue. ·

9.	Definitions. In addition to terms defined where used in the body of this Exhibit, the following capitalized terms shall have the meanings set forth below when used in this Exhibit:

*** Confidential Treatment Requested

Exhibit 10.5

AFR. "AFR" means Annualized Failure Rate. AFR measures non-quality field failures, which are Supplier fault only, determined at customer sites or as confirmed at an HP or its Affiliates returns processing/support site. HP or its Eligible Purchasers shall calculate AFR […***…] for each Product model, using repair centers, support site reports, and supplier reports. AFRs are calculated by Supplier, by model, and technology.

[…***…]

[…***…]
[…***…]

ARR. For the purpose of this exhibit, ARR means Annual Return Rate.

ARR measures total field returns. HP or its Eligible Purchasers shall calculate ARR […***…], for each Product model, using repair centers, support site reports, and supplier reports.
ARR is calculated as the aggregate returns across PCs SKUs. ARRs are calculated by supplier, by model, and technology.

[…***…]

[…***…]
[…***…]

Catastrophic Failures. Catastrophic Failures include but are not limited to failures that result in a safety issue (e.g., fire, physical injury) or significant business interruption or data loss.

CCFR. For the purpose of this exhibit, CCFR means Component Cumulative Failure Rate (in this definition, the term component has the same meaning than the term Product).

CCFR measures quality field Failures determined at customer sites or as confirmed at an HP or its Affiliates returns processing/Support site.

*** Confidential Treatment Requested

Exhibit 10.5

HP or its Eligible Purchasers shall calculate CCFR […***…], for each given HP system Product cycle, and each Product model using factories, repair centers, and support site reports.

CCFR is calculated in each cycle as the aggregate failures across PCs SKUs. CCFRs are calculated by vendor, by component type, region, ODM, description, model number.

[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

Corrective Action Plan. This term refers to an HP-approved plan developed by Supplier to remedy a Failure. A Corrective Action Plan shall, at a minimum, include a detailed description of the actions to be implemented in the product design, production process, inspection process or Product sourcing in response to and to remedy a Failure. Additionally, a Corrective Action Plan shall describe the additional engineering and technical support that Supplier will provide to reduce the Product Failure Rate to a level at or below the target Failure Rate for the Product, as well as any other necessary corrective measures as agreed to by HP and Supplier. The action plan may also potentially include the following remedies: (i) expedited shipment of replacement Products for inventory retrofit; (ii) processing all returns at no cost to HP; (iii) shipment of Software fixes directly to registered customers; (iv) credit for RMA back-log (v) and other actions as HP deems appropriate.

Eligible Purchasers. This term shall have the same meaning as it does in the Agreement to which this Exhibit attached; except, however, that it shall also include, solely for the purposes of this Exhibit, HP authorized service providers, including without limitation, HP Repair Centers, HP's Authorized Service Providers, and HP-authorized channel partners.

Failure. A Failure is a deviation from the Specification as determined by visual inspections or by mechanical,

*** Confidential Treatment Requested

Exhibit 10.5

electrical, or chemical testing or analysis. Failures will be verified using diagnostic tools and processes approved by HP and/or its Eligible Purchasers. Failures may be discovered during qualification, manufacturing, final assembly or as a result of returns or information received by Supplier for HP, its Eligible Purchasers or HP customers.

A Failure may also include a Visual Defect which is a deviation from Specification consisting of a marking, blemish or coloration anomaly that does not affect functional performance of the Product. Visual Defects are determined through appropriate visual inspection of the Product Supplier, HP or its Eligible Purchasers. A failure of a disk drive shall not constitute a Failure unless such failure is caused by a failure of the Product.

A Customer Induced Defect (CID) caused by misuse or mishandling of the Product by the end-user customer does not constitute a Failure.

Product Recall. The term "Product Recall" means any recall campaigns initiated by HP or Supplier related to the Products provided hereunder to remedy a breach of any of Supplier's warranties, agreed upon quality levels, or safety levels, or undertaken to comply with any Applicable Law or other governmental requirements, or, at HP's sole discretion to maintain HP's reputation for quality in the marketplace.

Service Return. This term means an HP Product that has been sent back from an end-user directly to the outsourced manufacturer from an Authorized Service Provider, or from one of HP's channel partners.

Exhibit 10.5

EXHIBIT (U)

TRAINING

1.
Technical Training. Upon request by HP, Supplier will provide to HP technical training in a mutually agreed upon format (i.e., classroom courses, electronic-based training (EBT) courses, training materials) to accommodate HP technical personnel world-wide. Details for each training requirements will be mutually agreed to in writing no later than […***…] in advance of each training requirement date. The delivery schedule for such training will be as mutually agreed in writing by the parties. If the training requirement is included in the Product SOW or any other SOW defining training requirements such training will be as per the SOW. However, if no charge is specified in the SOW, the training will be at no charge to HP. HP may further request and Supplier will provide additional training at a cost mutually agreed to by both Supplier and HP. Supplier will maintain a designated training contact for HP learning products personnel, and will provide telephone and email technical support to an HP as required. Other training requests (including without limitation Supplier's Educational Services technical training) will be provided by Supplier to HP after review and mutual agreement.

2.
Presales Training. Upon HP's request Supplier will provide to HP presales training at a mutually agreed upon time prior to launch, at an HP specified location in each region (AMS, LAC, EMEA, APJ), sufficient to cover a mutually agreed number of HP trainers in order to allow HP to become fully familiar with the Product and its market. If the training requirement is included in the Product SOW or any other SOW defining training requirements such training will be as per the SOW. However, if no charge is specified in the SOW, the training will be at no charge to HP. HP may further request and Supplier will provide additional training, at a cost mutually agreed to by both Supplier and HP.

3.
HP's Rights in Training Classes and Materials. Subject to the provisions of Section 14 of the original PPA, PR002542-060507, HP may at no charge use, reproduce, display, and perform all training classes, methods, and materials supplied or developed by Supplier under this Agreement. None of the training materials provided free of charge by Supplier to HP, under this Exhibit U, may be offered for resale by HP to HP's Customers or to HP's resellers. Supplier will provide a commercially reasonable selection of such presales training materials and technical training materials to HP no later than […***…] prior to launch.

4.	Each party will be responsible for the travel and lodging expenses of its personnel in attending training.

*** Confidential Treatment Requested

Exhibit 10.5

Exhibit X

Equipment Management and Remarketing

1.	Definitions. The following terms will have the meanings specified below:

a.	"EMR" shall mean Equipment Management and Remarketing and is the process and function used to recover value of product that have been returned to HP.

b.
"Refurbish" or "Refurbishment" is defined to mean that process in which the product has been inspected and a determination has been made that the product can be reworked and perform to the then- current Specification.

c.
"Qualified Supplier Components" is defined as those parts used to Refurbish product that were originally designed in to the product, or subsequently added by revision, which are needed to Refurbish product.

2.	Support. Supplier hereby agrees to the following:

A.
Provide on an as needed basis then-existing product technical documentation, specifications and/or limited technical support to HP or a designated third party required to perform Refurbishment of HP product.

B.
Supplier will sell to HP or a designated third party individual Qualified Supplier Components, which Supplier then has in-stock and/or is able to then-purchase and resell to HP, in order to perform Refurbishment or repair within HP or a designated third party. In addition to providing standard product FRU's Supplier will work with HP to define and create additional FRU Numbers or Qualified Supplier Component Numbers specific to supporting the Refurbishment process.